UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2012

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is an overview of Pilgrim's Pride Corporation to be referenced in the conference call of February 17, 2012.

Exhibit Number	Description
99.1	Overview of Pilgrim’s Pride Corporation to be referenced in the conference call of February 17, 2012.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: February 17, 2012	By: /s/ Fabio Sandri
Fabio Sandri Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Overview of Pilgrim’s Pride Corporation to be referenced in the conference call of February 17, 2012.

Pilgrim’s Pride Corporation
Financial Results for
Fourth Quarter Ended
December 25, 2011

Cautionary Notes and Forward-Looking Statements
Statements contained in this presentation that share our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “should,” “expect,” “project,” “plan,” “imply,” “intend,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following matters affecting the chicken industry generally, including fluctuations in the commodity prices of feed ingredients and chicken; actions and decisions of our creditors; while JBS USA Holdings, Inc. (“JBS USA”) has significant acquisition experience and historically has been able to realize substantial benefits through synergies, JBS USA may not be able to fully achieve all of the anticipated synergistic from the sale of 67% of the company’s common stock to JBS USA within the time frames expected; our ability to obtain and maintain commercially reasonable terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to retain management and other key individuals; certain of our reorganization and exit or disposal activities, including selling assets, idling facilities, reducing production and reducing workforce, resulted in reduced capacities and sales volumes and may have a disproportionate impact on our income relative to the cost savings; risk that the amounts of cash from operations together with amounts available under our exit credit facility will not be sufficient to fund our operations; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause our costs of business to increase, cause us to change the way in which we do business or otherwise disrupt our operations; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including exports to Russia, the anti-dumping proceeding in Ukraine and the anti-dumping and countervailing duty proceeding in China; and the impact of uncertainties of litigation as well as other risks described herein and under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control. In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes to information contained in previous filings or communications. Although we have attempted to list comprehensively these important cautionary risk factors, we must caution investors and others that other factors may in the future prove to be important and affecting our business or results of operations.
We have included certain information regarding our results of operations and components thereof that have been adjusted to exclude charges associated with the company’s restructuring under Chapter 11 Bankruptcy protection and other additional reorganization items. We have included this information as we believe that investors may be interested in our results excluding these items as this is a way our management analyzes our results from continuing operations.
“EBITDA” is defined as net income (loss) from continuing operations plus interest, income taxes, depreciation and amortization. “Adjusted EBITDA” is defined as the sum of EBITDA plus restructuring charges, reorganization items and loss on early extinguishment of debt less net income attributable to noncontrolling interests. Our method of computation may or may not be comparable to other similarly titled measures used in filings with the SEC by other companies.  See the consolidated statements of income and consolidated statements of cash flows included in our financial statements.  EBITDA is presented because we believe it provides meaningful additional information concerning a company’s operating results and its ability to service long-term debt and to fund its growth, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results under U.S. Generally Accepted Accounting Principles (GAAP), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA from continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company's financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

Fourth Quarter 2011 Financial Review
Total net sales increased $18 million over the fourth quarter of 2010 from $1.81B to $1.83B
Adjusted EBITDA was $22.6 million, an improvement over the first three quarters of 2011
Positive operating cash flow for the fourth quarter
Net loss of $85.4 million, or $0.40 per share, vs. net profit of $41.8 million, or $0.20 per share for the comparable quarter a year earlier
Restructuring charges on assets held for sale and Dallas closure
Impact of these events totaled $14.6 million during Q4
Overall this year we have produced / sold approximately 7.5 billion pounds of chicken on a consolidated basis
Grain costs incurred during the year were $658 million higher than 2010, consistent with the estimates shared throughout the year

Results Highlights
Quarter of recovering margins, especially in November-December:
Non-recurring events (impairments of properties included in SG&A) reached US$14.6MM
Total net sales increased 1.0%, or $18 million
Net domestic prices were 1.9% lower than prices on 4Q10; Export prices were 9.2% higher
Volume was 1.2% lower
Net loss of $85.3 million, or $0.40 per share, vs. net profit of $41.8 million, or $0.20 per diluted share for the comparable quarter a year earlier.
EBITDAR was $22.6 million vs. $97.7 million a year ago
Actual feed ingredient purchases were approximately $153 million higher during Q4 2011 vs. Q4 2010

Chicken Market Prices
Whole Broilers
Boneless / Skinless Breast
Whole Wings
Leg Quarters

Feed Costs
Corn ($ per Bushel)
Soy meal ($per ton)
Feed Ingredients were approximately $113 million higher during the quarter than the year-ago period
For the year, Feed ingredients are $ 658 higher than 2010

Export Growth
Pilgrims Exports ($MM)
Pilgrims Exports (Lbs)
AVG Price
Cumulative YTD industry exports are up 4% - Pilgrims accounted for most of the growth
Strong growth in exports to Mexico, Far East and Africa, helped push US exports to record volumes despite declining Russian market.

Operating Cash Flow and CAPEX
Operating Cash Flow ($MM)
Cap ex ($ MM)
Positive Operating Cash Flow in the Quarter
Reduction of A/R
Optimizing Inventory
Non-cash, non-recurring impacts
Tight rein on capital expenditures
Cap ex for 2012 to be below current year’s spending

Total Debt and Availability
Total debt: US$1.48 billion
Net Interest: $28.7 MM
Liquidity of $380.6MM
Availability improved Q3 at $338.3MM

Highlights and Strategy Going Forward
Reduced depreciation and amortization costs
Capital expenditures maintained below current year levels
Consistent SG&A expense levels
Improved free cash flow applied to debt reduction efforts
Continued operational improvement focus
Accountability and ownership at every level
Concentrated efforts to be a valued partner to key customers
Relentless pursuit of operational excellence
Strategically grow value-added exports

IR Contact

Investor Relations:	Rosemary Geelan

E-mail:	rosemary.geelan@pilgrims.com

Phone:	+1 (970) 506-8192

Fax:	+1 (970) 346-4716

Address:	1770 Promontory Circle
        Greeley, CO 80634 USA

Website:	www.pilgrims.com